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                                                                    Exhibit 3.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

               AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                              LOG ON AMERICA, INC.

         Log on America, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Thirty Five Thousand (35,000) shares of Series A Convertible Preferred Stock of the Company, as follows:

                  RESOLVED, that the Company is authorized to issue 35,000 shares of Series A Convertible Preferred Stock (the "Preferred Shares"), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

                  (1) Dividends. The Preferred Shares shall not bear any dividends.

                  (2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

                      (a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                          (i) "Additional Amount" means, on a per share basis,
the result of the following formula: (0.08)(N/365)($1,000).

                          (ii) "Business Day" means any day other than Saturday,
Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                          (iii) "Closing Bid Price" means, for any security as
of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the foregoing does not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such

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security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                          (iv) "Closing Price" means, (A) with respect to any
Preferred Shares issued on the Initial Issuance Date, $16.41 (subject to adjustment for stock slits, stock dividends, stock combinations and other similar transactions) and (B) with respect to any Preferred Share issued after the Initial Issuance Date, the Market Price of the Common Stock on such Issuance Date of such Preferred Share, provided that in no event shall the Closing Price be greater than $24.13 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions).

                          (v) "Conversion Amount" means, the sum of (1) the
Additional Amount and (2) the Stated Value (as defined below).

                          (vi) "Conversion Price" means, as of any Conversion
Date (as defined below) or other date of determination, the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

                          (vii) "Conversion Percentage" means 90%, subject to
adjustment as provided herein.

                          (viii) "Designated Senior Debt" means any and all
indebtedness, liabilities and/or obligations of the Company outstanding (whether or not due and payable) under the Nortel Networks Credit Facility.

                          (ix) "Designated Senior Debt Representative" means,
with respect to the Nortel Networks Credit Agreement, the "Administrative Agent" as such term is defined in the Nortel Networks Credit Agreement.

                          (x) "Fixed Conversion Price" means, with respect to
any Preferred Share, as of any Conversion Date or other date of determination
(A) prior to the date which is 182 days after the applicable Issuance Date, 150% of the Closing Price on the applicable Issuance Date and (B) on and after the date which is 182 days after the applicable Issuance Date, the lower of (I) the Fixed Conversion Price in effect on the date immediately preceding the date which is 182 days after the applicable Issuance Date and (II) 120% of the arithmetic average of the Closing Bid Price of the Common Stock on the 10 consecutive trading days immediately preceding the date


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which is 182 days after the applicable Issuance Date, in each case subject to adjustment as provided herein.

                          (xi) "Floating Conversion Price" means, as of any date
of determination, the product of (A) the Conversion Percentage multiplied by (B) the lowest Closing Bid Price of the Common Stock during the three (3) consecutive trading days ending on and including such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                          (xii) "Initial Issuance Date" means the first date on
which the Company issues Preferred Shares pursuant to the Securities Purchase Agreement.

                          (xiii) "Initial Preferred Shares" means Preferred
Shares which are issued on the Initial Issuance Date.

                          (xiv) "Issuance Date" means, with respect to each
Preferred Share, the date of issuance of the applicable Preferred Share.

                          (xv) "Maturity Date" means the date which is three (3)
years after the applicable Issuance Date, unless extended pursuant to Section 2(d)(vii) or pursuant to Section 3(t) of the Registration Rights Agreement (as defined below), which extension shall be equal to two times the aggregate number of days of all Grace Periods (as defined in Section 3(u) of the Registration Rights Agreement).

                          (xvi) "Market Price" means, with respect to any
security for any period, that price which shall be computed as the arithmetic average of the Weighted Average Price for such security on each of the 5 consecutive trading days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                          (xvii) "N" means the number of days from, but
excluding, the last Dividend Date with respect to which dividends, along with any Default Interest, has been paid by the Company on the applicable Preferred Share, or the Issuance Date if no Dividend Date has occurred, through and including the Conversion Date, the Maturity Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

                          (xviii) "Nortel Networks Credit Agreement" means that
certain Credit Agreement dated as of January 31, 2000 among the Company, Nortel Networks Inc. and the other lenders parties thereto from time to time (the "Lenders") and Nortel Networks Inc. as administrative agent for the Lenders, as such credit agreement may be amended, modified, increased, supplemented, renewed, extended, restated or refinanced from time to time, but only to the extent that such amendment, modification, increase, supplement, renewal, extension, restatement or refinancing does not (A) amend Section 9.4(d), Section 9.4(e), Section 9.4(f), Section 9.4(g) or Section 9.4(h) of the Nortel Networks Credit Agreement (or the analogous provisions of any refinancing agreement) in any manner that would adversely affect the rights of the holders of the


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Preferred Shares to receive Restricted Payments (as defined in the Nortel
Networks Credit Agreement) pursuant to any such Section (or the analogous provisions of any refinancing agreement) or otherwise amend the Nortel Networks Credit Agreement in any manner that would effectively accomplish any of the foregoing referred to in this clause (A), or (B) amend Section 11.1(q), Section 11.1(t) or Section 11.1(u) of the Nortel Networks Credit Agreement (or the analogous provisions of any refinancing agreement) in any manner that would allow the Designated Senior Debt Representative or any of the Lenders (as defined in the Nortel Networks Credit Agreement) to claim that an Event of Default (as defined in Section 11.1 of the Nortel Networks Credit Agreement (or the analogous provisions of any refinancing agreement)) has occurred under any such Section (or the analogous provisions of any refinancing agreement) which such Person would not have, absent such amendment, been able to claim prior to such amendment or otherwise amend the Nortel Networks Credit Agreement in any manner that would effectively accomplish any of the foregoing referred to in this clause (B).

                          (xix) "Nortel Networks Credit Facility" means the
Nortel Networks Credit Agreement and the Credit Facility evidenced and/or governed by the Nortel Networks Credit Agreement.

                          (xx) "Owed Designated Senior Debt" means, as of any
date of determination, all Designated Senior Debt which is then due and owing by the Company.

                          (xxi) "Person" means an individual, a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                          (xxii) "Principal Market" means the Nasdaq National
Market or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

                          (xxiii) "Registration Rights Agreement" means that
certain registration rights agreement between the Company and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares.

                          (xxiv) "SEC" means the United States Securities and
Exchange Commission.

                          (xxv) "Securities Purchase Agreement" means that
certain securities purchase agreement between the Company and the initial holders of the Preferred Shares.

                          (xxvi) "Stated Value" means $1,000.

                          (xxvii) "Warrants" means warrants to acquire shares of
Common Stock issued pursuant to the Securities Purchase Agreement.


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                          (xxviii) "Weighted Average Price" means, for any
security as of any date, the dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Preferred Shares. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                      (b) Holder's Conversion Right; Mandatory Conversion. Subject to the provisions of Section 5, at any time or times on or after the applicable Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d), at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Maturity Date, then all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(d). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                      (c) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                                Conversion Amount
                                -----------------
                                Conversion Price

                      (d) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

                          (i) Holder's Delivery Requirements. To convert
Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as
Exhibit I (the "Conversion Notice") to the Company and (B) if required by
Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original


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certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

                          (ii) Company's Response. Upon receipt by the Company
of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Company's designated transfer agent (the "Transfer Agent"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second Business Day following the date of receipt by the Company of the facsimile or other copy of such Conversion Notice (the "Share Delivery Date"),
(A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                          (iii) Dispute Resolution. In the case of a dispute as
to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank selected by the Company and approved by the holders of at least two-thirds of the Preferred Shares then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than three (3) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

                          (iv) Record Holder. The person or persons entitled to
receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
                          (v) Company's Failure to Timely Convert.


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                              (A) Cash Damages. If within three (3) Business
Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue a certificate (which certificate, to the extent set forth in Section 2(g) of the Securities Purchase Agreement, does not have any restrictive legend) to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the sum of (a) the product of (I) the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled and (II) the Closing Bid Price of the Common Stock on the Share Delivery Date, and (b) in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the product of (y) the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the Preferred Stock Delivery Date and (z) the Closing Bid Price of the Common Stock on the Preferred Stock Delivery Date. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice. The foregoing notwithstanding, the damages set forth in this Section 2(d)(v)(A) shall be stayed with respect to the number of shares of Common Stock and, if applicable, the Preferred Stock Certificate for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in Section 2(d)(iii), pending the resolution of such dispute. Notwithstanding the foregoing, the Company shall not be obligated to make payments pursuant to this Section 2(d)(v)(A) in excess of $500,000 (the "Cash Cap Amount"). Each Purchaser (as defined in Section 15 below) shall not be entitled to receive cash damages pursuant to this Section 2(d)(v)(A) in excess of the product of (A) the Cash Cap Amount and (B) a fraction, the numerator of which is the number of Initial Preferred Shares and Mandatory Preferred Shares (each as defined in the Securities Purchase Agreement) issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Initial Preferred Shares and the Mandatory Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cash Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cash Allocation Amount. In the event that any holder of Preferred Shares shall have converted all of such holder's Preferred Shares and received the Common Stock issuable upon such conversions prior to such holder receiving all of its Cash Allocation Amount, then the difference between such holder's Cash Allocation Amount and the cash damages actually paid to such holder pursuant to this
Section 2(d)(v)(A) shall be allocated to the respective Cash Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.


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                              (B) Void Conversion Notice; Adjustment to
Conversion Price. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Fixed Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of (I) the Fixed Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice.

                              (C) Redemption. If for any reason a holder has not
received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the holder, upon written notice to the Company, may require that the Company redeem, subject to and in accordance with
Section 3, all Preferred Shares held by such holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock.

                          (vi) Pro Rata Conversion. In the event the Company
receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

                          (vii) Mandatory Conversion or Redemption at Maturity.
If any Preferred Shares remain outstanding on the Maturity Date, then all such Preferred Shares, at the Company's option, either (i) shall be converted at the Maturity Date Conversion Price (as defined below) for such Preferred Shares as of such date without the holders of such Preferred Shares being required to give a Conversion Notice on the Maturity Date (a "Maturity Date Mandatory Conversion"), or (ii) shall be redeemed as of such date for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Liquidation Preference (as defined in Section 11) (a "Maturity Date Mandatory Redemption"). The Company shall be deemed to have elected a Maturity Date Mandatory Redemption unless it delivers written notice to each holder of Preferred Shares at least 20 Business Days prior to the Maturity Date of its election to effect a Maturity Date Mandatory Conversion. If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Date the Company shall pay to each holder of Preferred Shares outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount per Preferred Share equal to the Maturity Date Redemption Price. If the Company elects a Maturity Date Mandatory Redemption and fails to redeem all of the Preferred Shares outstanding on the Maturity Date by payment of the


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Maturity Date Redemption Price, then in addition to any remedy such holder of
Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, (X) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 2.0% per month, prorated for partial months, until paid in full, and (Y) any holder of Preferred Shares shall have the option to require the Company to convert any or all of such holder's Preferred Shares that the Company elected (or is deemed to have elected) to redeem under this Section 2(d)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into the number of shares of Common Stock such holder would have received if such holder had given a Conversion Notice for such Preferred Shares on the Maturity Date. On the Maturity Date, all holders of Preferred Shares shall surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. If the Company has elected a Maturity Date Mandatory Conversion or has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date shall be extended for any Preferred Shares for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 5, (B) a Triggering Event or a Liquidity Default shall have occurred and be continuing, or (C) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event or a Liquidity Default. In addition to the extension described in the foregoing sentence, the Maturity Date shall be extended by two
(2) days for each day during a Grace Period (as defined in Section 3(u) of the Registration Rights Agreement). For purposes of this Section 2(d)(vii), "Maturity Date Conversion Price" means 95% of the arithmetic average of the Closing Bid Prices of the Common Stock on the 15 consecutive trading days immediately preceding the Maturity Date.

                          (viii) Book-Entry. Notwithstanding anything to the
contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:

         ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND


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         RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE,
         INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

                      (e) Taxes. The Company shall pay any and all taxes other than capital gain taxes or other income taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

                      (f) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

                          (i) Adjustment of Fixed Conversion Price upon Issuance
of Common Stock. If and whenever on or after the date of issuance of the Preferred Shares, the Company issues or sells, or in accordance with this
Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding (a) the Excluded Securities (as defined below) and (b) shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or upon conversion of the Preferred Shares or exercise of the Warrants) for a consideration per share less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to such consideration per share. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(f)(i), the following shall be applicable:

                              (A) Issuance of Options. If the Company in any
manner grants or sells any Options (as defined below) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities (as defined below) issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                              (B) Issuance of Convertible Securities. If the
Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                              (C) Change in Option Price or Rate of Conversion.
If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                              (D) Calculation of Consideration Received. In case
any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Market Price of such securities on the date of receipt. If any Common Stock, Options or Convertible

Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the holders of the Preferred Shares.

                              (E) Record Date. If the Company takes a record of
the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                              (F) Certain Definitions. For purposes of this
Section 2(f)(i), the following terms have the respective meanings set forth below:

                                  (I) "Approved Stock Plan" shall mean any
employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

                                  (II) "Common Stock Deemed Outstanding" means,
at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares or exercise of the Warrants.

                                  (III) "Convertible Securities" means any stock
or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

                                  (IV) "Options" means any rights, warrants or
options to subscribe for or purchase Common Stock or Convertible Securities.

                                  (V) "Excluded Securities" means (A) provided
such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten
(10) consecutive trading days immediately preceding the date of issuance, any of the following (i) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital) and (ii) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity, (B) any warrants or options outstanding as of the Initial Issuance Date which have not been modified or amended since such Initial Issuance Date and (C) options to purchase shares of Common Stock, provided (I) such options are issued after the Initial Issuance Date to employees of the Company within 30 days of such employee starting their employment with the Company, (II) an aggregate of no more than 1,000,000 options are issued in reliance on this exclusion and (III) the exercise price of such options is not less than 75% of the market price of the Common Stock on the date of issuance of such options..

                          (ii) Adjustment of the Fixed Conversion Price upon
Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                          (iii) Holder's Right of Alternative Floating
Conversion Price Following Issuance of Convertible Securities. If the Company in any manner issues or sells any Options or Convertible Securities after the applicable Issuance Date that are convertible into or exchangeable or exercisable for Common Stock at a price which may vary with the market price of the Common Stock, including by way of one or more resets to the conversion, exchange or exercise price of such Convertible Security or Option (the formulation for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities. From and after the date the Company issues any such Convertible Securities with a Variable Price, a holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Floating Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the holder is relying on the Variable Price rather than the Floating Conversion Price then in effect. A holder's election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the holder to rely on a Variable Price for any future conversions of Preferred Shares.

                          (iv) Adjustment of the Conversion Price Upon Major
Corporate Event Announcement. In the event (A) the Company makes a public announcement that it proposes or intends to consolidate or merge with or into another Person or engage in a business combination involving the issuance or exchange of more than 30% of the Company's outstanding Common Stock, (B) the Company makes a public announcement that it intends to sell or transfer all or substantially all of the Company's assets, or (C) any Person (including the Company) publicly announces a purchase, tender or exchange offer for more than 30% of the Company's outstanding Common Stock (the transactions described in clauses (A), (B) and (C) above are hereinafter referred to as "Major Corporate Events" and the date of the announcement referred to in clause (A), (B) or (C) is hereinafter referred to as the "Announcement Date"), then the Fixed Conversion Price shall, effective upon the Announcement Date and continuing through and including the Adjusted Conversion Price Termination Date (as defined below), be equal to the Conversion Price which would have been applicable for a conversion by the holder on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Fixed Conversion Price shall be determined as set forth in
Section 2. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed Major Corporate Event for which a public announcement as contemplated by this Section 2(f)(iv) has been made, the date upon which the Company or other Person (in the case of clause (C) above) consummates or publicly announces the termination or abandonment of the proposed Major Corporate Event which was the subject of the previous public announcement.

                          (v) Other Events. If any event occurs of the type
contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

                          (vi) Notices.

                              (A) Immediately upon any adjustment of the
Conversion Price, the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                              (B) The Company will give written notice to each
holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                              (C) The Company will also give written notice to
each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                  (3) Redemption at Option of Holders.

                      (a) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Liquidation Preference and (ii) the product of
(A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Bid Price of the Common Stock on the date immediately preceding such Triggering Event on which the Principal Market is open for trading ("Redemption Price"), which redemption shall be subject to and in accordance with the provisions of this Section 3.

                      (b) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                          (i) the failure of the applicable Registration
Statement (as defined in the Registration Rights Agreement) to be declared effective by the SEC on or prior to the date that is 20 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), provided that such Triggering Event occurs on or prior to November 30, 2000;

                          (ii) while the Registration Statement is required to
be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period, excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement), provided that such Triggering Event occurs on or prior to November 30, 2000;

                          (iii) the Company's notice or the Transfer Agent's
notice, at the Company's direction to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations, excluding, however, notices that relate solely to a dispute under resolution pursuant to Section 2(d)(iii), provided that such dispute has not been publicly disclosed, provided that such Triggering Event occurs on or prior to June 30, 2001;

                          (iv) a Conversion Failure (as defined in Section
2(d)(v)(C)) other than a Conversion Failure which results solely from the Company not being obligated to issue shares of Common Stock upon the conversion of Preferred Shares due to the provisions of Section 15, provided that such Triggering Event occurs on or prior to June 30, 2001;

                          (v) the Company shall have failed to receive the
Stockholder Approval (as defined in the Securities Purchase Agreement) on or prior to the Stockholder Meeting

Deadline (as defined in the Securities Purchase
Agreement) in accordance with Section 4(m) of the Securities Purchase Agreement, provided that such Triggering Event occurs on or before November 30, 2000; or

                          (vi) the Company breaches any representation,
warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants or this Certificate of Designations, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 days, provided that such Triggering Event occurs on or before June 30, 2001.

                      (c) Mechanics of Redemption at Option of Buyer. Within one
(1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Preferred Shares and to the Designated Senior Debt Representative. In addition, within one (1) Business Day after the occurrence of a Triggering Event described in Section 3(b)(v), the Company shall notify each holder of Preferred Shares and to the Designated Senior Debt Representative by facsimile of the Company's irrevocable election to either (i) redeem all Preferred Shares submitted for redemption pursuant to this Section 3(c) based on the Triggering Event described in Section 3(b)(v), or (ii) to delist from the Principal Market within five Business Days of the occurrence of such Triggering Event described in Section 3(b)(v) so that the Exchange Cap no longer applies and is of no force or effect after such fifth Business Day. If the Company fails to deliver written notice pursuant to the preceding sentence within one (1) Business Day of the occurrence of such Triggering Event or if the Company elects to delist the Common Stock from the Principal Market pursuant to the preceding sentence but fails to delist the Common Stock from the Principal Market such that the Exchange Cap no longer applies and is of no force or effect on or prior to such fifth Business Day, then the Company shall be deemed to have irrevocably elected to redeem all Preferred Shares submitted for redemption pursuant to this Section 3(c) based on the Triggering Event described in Section 3(b)(v). Except as otherwise described in the two preceding sentences, at any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem up to all of such holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company and the Designated Senior Debt Representative provided that such Notice of Redemption at Option of Buyer upon Triggering Event may only be sent during the period beginning on and including the date of the occurrence of the Triggering Event and ending on and including the later of the date which is (a) 30 days after the date on which such holder of the Preferred Shares receives a Notice of Triggering Event from the Company with respect to such Triggering Event and (b) the date on which such Triggering Event is cured and such holder receives written notice from the Company confirming such Triggering Event has been cured and, provided further, that any notice required to be delivered to the Designated Senior Debt Representative by the holders of the Preferred Shares pursuant to this Section 3(c) shall be delivered to Nortel Networks Inc., GMS 991 15 A40, 2221 Lakeside Blvd., Richardson, Texas 75082-4399, Attention Paul D. Day, Vice President, Customer Finance North America and Charles M. Helm, Esq. (Telephone: 972-684-2271, Facsimile: 972-684-3679), and Mail Stop 468/05/B40,
2100 Lakeside Blvd., Richardson, Texas 75083-3858, Attention: Kimberly Poe, Director, Loan Administration (Telephone: 972-684-7687, Facsimile: 972-685-3255) or such other address or facsimile number as may be specified in writing from time to time by the Designated Senior Debt Representative and provided to each holder of Preferred Shares at least five (5) Business Days prior to the date on which a holder sends a Notice of Redemption at Option of Buyer. A Notice of Redemption at Option of Buyer shall indicate (i) the number of Preferred Shares that such holder is electing to redeem and (ii) the applicable Redemption Price, as calculated pursuant to Section 3(a) above. Notwithstanding the foregoing, no holder of Preferred Shares shall be entitled to deliver a Notice of Redemption at Option of Buyer after (i) with respect to a Triggering Event described in
Section 3(b)(i), Section 3(b)(ii) or Section 3(b)(v), November 30, 2000, or (ii) with respect to a Triggering Event described in Section 3(b)(iii), Section 3(b)(iv) or Section 3(b)(vi), June 30, 2001.

                      (d) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any holder of Preferred Shares, the Company shall immediately notify each other holder of Preferred Shares and the Designated Senior Debt Representative by facsimile of the Company's receipt of such notices. Each holder which has sent such a notice shall, if required pursuant to Section 2(d)(viii), promptly submit to the Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. Subject to Section 3(i), the Company shall deliver the applicable Redemption Price to such holder on the date which is ten (10) Business Days after the Company's and the Designated Senior Debt Representative's receipt of a Notice of Redemption at Option of Buyer (such notice shall be deemed to have been received by the Company and the Designated Senior Debt Representative if delivered in accordance with Section 9(f) of the Securities Purchase Agreement to the address set forth in Section 3(c) above or pursuant to an effective subsequent notice of change of address); provided that a holder's Preferred Stock Certificates shall have been so delivered to the Transfer Agent. Subject to Section 3(i), if the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each holder interest at the rate of 2.0% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

                      (e) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "Voidable Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Voidable Redemption Notice"). Upon the Company's receipt of such Voidable Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to those Preferred Shares subject to the Voidable Redemption Notice, and (ii) the Company shall immediately return any Preferred Shares subject to the Voidable Redemption Notice, and (iii) the delivery of the Voidable Redemption Notice shall constitute a Liquidity Default described in
Section 3(g)(vii) with respect to the returned Preferred Shares.

                      (f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Voidable Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

                      (g) Liquidity Defaults. A "Liquidity Default" shall be deemed to have occurred at such time as any of the following events:

                          (i) the failure of the applicable Registration
Statement to be declared effective by the SEC on or prior to the date that is 20 days after the applicable Effectiveness Deadline, provided that with respect to a particular holder of Preferred Shares, such holder has not delivered a Notice of Redemption at Option of Holder pursuant to Section 3(b)(i) with respect to such event on or before November 30, 2000;

                          (ii) while any Registration Statement is required to
be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period, excluding days during an Allowable Grace Period, provided that with respect to a particular holder of Preferred Shares, such holder has not delivered a Notice of Redemption at Option of Holder pursuant to Section 3(b)(ii) with respect to such event on or before November 30, 2000;

                          (iii) the Company's notice or the Transfer Agent's
notice, at the Company's direction, to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations, excluding, however, notices that relate solely to a dispute under resolution pursuant to Section 2(d)(iii), provided that such dispute has not been publicly disclosed, and further provided that with respect to a particular holder of Preferred Shares, such holder has not delivered a Notice of Redemption at Option of Holder pursuant to Section 3(b)(iii) with respect to such event on or before June 30, 2001;

                          (iv) a Conversion Failure other than a Conversion
Failure which results from the Company not being obligated to issue shares of Common Stock upon the conversion of Preferred Shares due to the provisions of
Section 15, provided that with respect to a particular holder of Preferred Shares, such holder has not delivered a Notice of Redemption at Option of Holder pursuant to Section 3(b)(iv) with respect to such event on or before June 30, 2001;

                          (v) the suspension from trading or failure of the
Common Stock to be listed on the Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five (5) consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period; or

                          (vi) with respect to a particular holder of Preferred
Shares, such holder's delivery of a Voidable Redemption Notice to the Company.

As soon as practicable but in no event later than one (1) day after the occurrence of a Liquidity Default, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Company's Liquidity Default Notice") to each holder of Preferred Shares.

                      (h) Rights of the Holders of the Preferred Shares upon the Occurrence of a Liquidity Default. In addition to any other remedies the holders of the Preferred Shares may have at law or in equity, if a Liquidity Default occurs then:

                          (i) if the Liquidity Default is pursuant to Section
3(g)(i), then immediately upon the occurrence of such a Liquidity Default (and from time to time as applicable), (y) the Conversion Percentage of the Preferred Shares relating to the Registration Statement which is the subject of such Liquidity Default and in effect immediately prior to such Liquidity Default shall be permanently reduced (subject to further reduction pursuant to this Certificate of Designations subsequent to such reduction) by 25 percentage points and (z) the Fixed Conversion Price of the Preferred Shares relating to the Registration Statement which is the subject of such Liquidity Default shall be permanently adjusted (subject to further adjustment pursuant to this Certificate of Designations subsequent to such adjustment) to equal the lesser of (I) the Fixed Conversion Price in effect for such Preferred Shares on the date which is 15 days after the applicable Effectiveness Deadline or (II) the product of (a) 0.68 multiplied by (b) the lowest Unadjusted Floating Conversion Price (as defined below) during the period beginning on and including the applicable Effectiveness Deadline and ending on and including ((alpha)) on any date prior to the date the Registration Statement is declared effective by the SEC, the Conversion Date or other date of determination with respect to which the determination is being made with respect to this Section 3(h)(i) and ((beta)) on any date on or after the date the Registration Statement is declared effective by the SEC, the date the Registration Statement was declared effective by the SEC;

                          (ii) if the Liquidity Default is pursuant to Section
3(g)(ii), then immediately upon the occurrence of such a Liquidity Default (and from time to time as applicable), (y) the Conversion Percentage of the Preferred Shares relating to the Registration Statement which is the subject of such Liquidity Default and in effect immediately prior to such Liquidity Default shall be permanently reduced (subject to further reduction pursuant to this Certificate of Designations subsequent to such reduction) by 25 percentage points and (z) the Fixed Conversion Price of the Preferred Shares of the Preferred Shares relating to the Registration Statement which is the subject of such Liquidity Default shall be permanently adjusted (subject to further adjustment pursuant to this Certificate of Designations subsequent to such adjustment) to equal the lesser of (I) the Fixed Conversion Price in effect for such Preferred Shares on the date of the initial occurrence of such Liquidity Default or (II) the product of (a) 0.68 multiplied by (b) the lowest Unadjusted Floating Conversion Price during the period beginning on and including the date of the initial occurrence of such Liquidity Default and ending on and including ((alpha)) on any date prior to the date on which the Company cures such Liquidity Default and delivers written notice to each holder of Preferred Shares stating that such Liquidity Default has been cured, the Conversion Date or other date of determination with respect to which the determination is being made with respect to this Section 3(h)(ii) and ((beta)) on any date on or after the date on which the Company cures such Liquidity Default and delivers written notice to each holder of Preferred Shares stating that such Liquidity Default has been cured, the date on which the Company cured such Liquidity Default and delivered written notice to each holder of Preferred Shares stating that such Liquidity Default had been cured;

                          (iii) if the Liquidity Default is pursuant to Section
3(g)(iii), then immediately upon the occurrence of such a Liquidity Default (and from time to time as applicable), (y) the Conversion Percentage in effect immediately prior to such Liquidity Default shall be permanently reduced (subject to further reduction pursuant to this Certificate of Designations subsequent to such reduction) by 25 percentage points and (z) the Fixed Conversion Price of the Preferred Shares shall be permanently adjusted (subject to further adjustment pursuant to this Certificate of Designations subsequent to such adjustment) to equal the lesser of (I) the Fixed Conversion Price in effect for such Preferred Shares on the date of the initial occurrence of such Liquidity Default or (II) the product of (a) 0.68 multiplied by (b) the lowest Unadjusted Floating Conversion Price during the period beginning on and including the date of the initial occurrence of such Liquidity Default and ending on and including ((alpha)) on any date prior to the date on which the Company announces that it is resuming, and in fact resumes, honoring conversions of the Preferred Shares in compliance with this Certificate of Designations, the Conversion Date or other date of determination with respect to which the determination is being made with respect to this Section 3(h)(iii) and ((beta)) on any date on or after the date on which the Company announces that it was resuming, and it in fact resumed, honoring conversions of the Preferred Shares in compliance with this Certificate of Designations, the date on which the Company announced that it was resuming, and it in fact resumed, honoring resumed conversions of the Preferred Shares in compliance with this Certificate of Designations;

                          (iv) if the Liquidity Default is pursuant to clause
(iv) or (v) of Section 3(g), then immediately upon the occurrence of such a Liquidity Default (and from time to time as applicable), (y) the Conversion Percentage in effect immediately prior to such Liquidity Default shall be permanently reduced (subject to further reduction pursuant to this Certificate of Designations subsequent to such reduction) by 25 percentage points and (z) the Fixed Conversion Price of the Preferred Shares shall be permanently adjusted (subject to further adjustment pursuant to this Certificate of Designations subsequent to such adjustment) to equal the lesser of (I) the Fixed Conversion Price in effect for such Preferred Shares on the date of the initial occurrence of such Liquidity Default or (II) the product of (a) 0.68 multiplied by (b) the lowest Unadjusted Floating Conversion Price during the period beginning on and including the date of the initial occurrence of such Liquidity Default and ending on and including ((alpha)) on any date prior to the date on which the Company cures such Liquidity Default and delivers written notice to each holder of Preferred Shares stating that such Liquidity Default has been cured, the Conversion Date or other date of determination with respect to which the determination is being made with respect to this Section

3(h)(iv) and ((beta)) on any date on or after the date on which the Company cures such Liquidity Default and delivers written notice to each holder of Preferred Shares stating that such Liquidity Default has been cured, the date on which the Company cured such Liquidity Default and delivered written notice to each holder of Preferred Shares stating that such Liquidity Default had been cured;

                          (v) if the Liquidity Default is pursuant to Section
3(g)(vi), then immediately upon the occurrence of such a Liquidity Default (and from time to time as applicable), (y) the Conversion Percentage in effect immediately prior to such Liquidity Default shall be permanently reduced (subject to further reduction pursuant to this Certificate of Designations subsequent to such reduction) by 25 percentage points and (z) the Fixed Conversion Price of the Preferred Shares shall be permanently adjusted (subject to further adjustment pursuant to this Certificate of Designations subsequent to such adjustment) to equal the lesser of (I) the Fixed Conversion Price in effect for such Preferred Shares on the date of such Liquidity Default or (II) the product of (a) 0.68 multiplied by (b) the lowest Unadjusted Floating Conversion Price during the period beginning on and including the date of the initial occurrence of the Triggering Event with respect to which the holder delivered the Voidable Redemption Notice resulting in such Liquidity Default and ending on and including the date the holder delivered the Voidable Redemption Notice resulting in such Liquidity Default.

"Unadjusted Floating Conversion Price" means, with respect to any Liquidity Default, the Floating Conversion Price of the applicable Preferred Shares prior to adjustment for the change in Conversion Percentage pursuant to clause (y) of the applicable provision of this Section 3(h) which resulted from the Liquidity Default with respect to which an adjustment is being determined under this
Section 3(h).

         (i) Subordinations of Payments and Rights. The Company and each holder of Preferred Shares hereby agree that, notwithstanding anything to the contrary contained in this Certificate of Designations, those present or future rights or claims of such holder of Preferred Shares to require the Company to repurchase, redeem or otherwise make payments, or to pay dividends, distributions, penalties or other payments with respect to or in connection with the Preferred Shares pursuant to Section 2(d)(v)(C), Section 3 and Section 4(b) hereof and Section 8 of the Securities Purchase Agreement now or hereafter owned by such holder or any purchaser, transferee or assignee of such holder with respect to any Preferred Shares (the "Subordinated Claims") shall be subordinate and junior in right of payment to the payment in full of all Owed Designated Senior Debt. Furthermore, the Company will not directly or indirectly make or pay, and neither shall any holder of Preferred Shares take, accept or receive, any payment or other amounts (except payments or amounts made in shares of Common Stock or pursuant to Sections 4(c) or 13) with respect to or in connection with the Subordinated Claims of such Person unless and until all Owed Designated Senior Debt has been paid in full. Furthermore, in the event that any payment or other amounts (except payments or amounts made in shares of Common Stock or pursuant to Sections 4(c) or 13) with respect to or in connection with the Subordinated Claims of any such holder of Preferred Shares is received by such holder in contravention of this Section 3(i), then such holder of Preferred Shares will forthwith deliver the same to the Designated Senior Debt Representative and, until so delivered, the same shall be held in trust by such holder for the benefit of the holders of the Designated Senior Debt. All covenants and agreements contained in this Section 3(i) shall bind the Company, the holders of the Preferred Shares and their successors and assigns and shall inure to the benefit of the holders of the Designated Senior Debt, the Designated Senior Debt Representatives and their respective successors and assigns.

                  (4) Other Rights of Holders.

                      (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and satisfactory to the holders of a at least two-thirds (2/3) of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

                      (b) Optional Redemption Upon Change of Control. In addition to the rights of the holders of Preferred Shares under Section 4(a), upon a Change of Control (as defined below) of the Company each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (A) 125% of the Liquidation Preference and (B) the Product of (I) the Conversion Rate on the date the holder of Preferred Shares gives a Notice of Redemption upon Change of Control and (II) the arithmetic average of the Closing Bid Prices of the Common Stock during the five trading days immediately preceding such date ("Change of Control Redemption Price"). At least 20 Business Days prior to the consummation of a Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Preferred Shares and the Designated Senior Debt Representative. The Company shall publically announce such Change of Control on or prior to the date the Company provides a Notice of Change of Control, which public announcement shall include all information included in the Notice of Change of Control. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 20 Business Days prior to a Change of Control, at any time on or after the date which is 20 Business Days prior to the Change of Control) and ending on and including the date which is 10 Business Days prior to the date of such Change of Control, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company and the Designated Senior Debt Representative, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this
Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. Subject to
Section 3(i), the Company shall deliver the applicable Change of Control Redemption Price simultaneous with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been so delivered to the Company. Notwithstanding anything to the contrary in this Section 4(b) or Section 3(i), after June 30, 2001, the Company will not directly or indirectly make or pay, and neither shall any holder of Preferred Shares take, accept or receive, any payment or other amounts pursuant to this Section 4(b) with respect to or in connection with a Change of Control that is consummated after June 30, 2001 unless and until either (i) all Designated Senior Debt has been paid in full and the Company has terminated the Nortel Networks Credit Agreement or (ii) the Designated Senior Debt Representative consents to such payments in writing. In the event that the Company receives a Notice of Redemption Upon Change of Control with respect to a Change of Control to be consummated after June 30, 2001, the Company shall pay down all Designated Senior Debt and terminate the Nortel Networks Credit Agreement with ten (10) Business Days of the Company's receipt of such Notice of Redemption Upon Change of Control. Furthermore, in the event that any payment or other amounts paid by the Company pursuant to this Section 4(b) with respect to or in connection with a Change of Control which is consummated after June 30, 2001 is received by a holder of Preferred Shares in contravention of this
Section 4(b), then such holder of Preferred Shares will forthwith deliver the same to the Designated Senior Debt Representative and, until so delivered, the same shall be held in trust by such holder for the benefit of the holders of the Designated Senior Debt. All covenants and agreements contained in this Section 4(b) shall bind the Company, the holders of the Preferred Shares and their successors and assigns and shall inure to the benefit of the holders of the Designated Senior Debt, the Designated Senior Debt Representatives and their respective successors and assigns. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. Notwithstanding the above, but subject to Section 5, any holder of Preferred Shares may convert any Preferred Shares (including any Preferred Share designated for redemption) into Common Stock pursuant to Section 2 at any time prior to such Change of Control. Notwithstanding anything to the contrary in this Section 4(b), at any time prior to a Change of Control, a holder of Preferred Shares shall have the option (the "Change of Control Voidable Redemption Option") to require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 4(b) by sending written notice thereof to the Company and the Designated Senior Debt Representative via facsimile (the "Change of Control Voidable Redemption Notice"). Upon the Company's receipt of such Change of Control

Voidable Redemption Notice, (i) the Notice of Redemption upon Change of Control shall be null and void with respect to those Preferred Shares subject to the Change of Control Voidable Redemption Notice, and (ii) the Company shall immediately return any Preferred Shares subject to the Change of Control Voidable Redemption Notice. For purposes of this Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

                      (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (5) Limitations on Conversion.

                      (a) Limitation on Beneficial Ownership. The Company shall not effect any conversion of Preferred Shares and no holder of Preferred Shares shall have the right to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the total outstanding shares of Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 2(a), in determining the number of outstanding shares Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such request, confirm in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Preferred Shares and exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                      (b) Conversion Restrictions. The right of a holder of Preferred Shares to convert Preferred Shares pursuant to Section 2(b) shall be limited as set forth below. Subject to the exceptions described below, without the prior consent of the Company, no holder of Preferred Shares shall be entitled to convert any Preferred Shares during the period beginning on the Issuance Date of such Preferred Shares and ending on and including the date which is 182 days after such Issuance Date. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 5(b) shall not apply: (a) with respect to any conversion of Preferred Shares at a price equal to the Fixed Conversion Price then in effect; (b) at any time after the first date after the applicable Issuance Date on which the Closing Bid Price of the Common Stock is less than 50% of applicable Closing Price (equitably adjusted for stock splits, stock dividends, stock combinations and other similar transactions) for any 10 trading days during the 12 consecutive trading days immediately preceding such date of determination; (c) on and after any date on which the Common Stock is not listed or quoted on the Nasdaq National Market or The New York Stock Exchange, Inc. or has been suspended from trading on any such exchange (excluding suspensions of not more than one day resulting from business announcements by the Company), or any such delisting or suspension is threatened or pending either (I) in writing by such exchanges or (II) by falling below the minimum listing maintenance requirements of such exchanges; (d) on or after any date on which there shall have occurred an event constituting a Change of Control or a Triggering Event or a Liquidity Default or an event that with the passage of time and without being cured would constitute a Triggering Event or a Liquidity Default; (e) on or after any date on which there shall have been an announcement of a pending, proposed or intended Change of Control; (f) on or after any date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities or Options that are convertible into or exercisable or exchangeable for shares of Common Stock at a conversion or exercise price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price; (g) on or after the Stockholder Meeting Deadline if the Company fails to receive the Stockholder Approval (as defined in Section 4(m) of the Securities Purchase Agreement) on or before the Stockholder Meeting Deadline; (h) on or after the date the Company delivers a First Company's Election Conversion Notice (as defined in Section 7) to a holder of Preferred Shares, with respect to a number of Preferred Shares equal to such holder's First Required Conversion Amount (as defined in Section 7); or (i) on or after the date the Company delivers a Second Company's Election Conversion Notice (as defined in Section 8) to a holder of Preferred Shares, with respect to a number of Preferred Shares equal to such holder's Second Required Conversion Amount (as defined in Section 8).
                  (6) Company Redemptions.

                      (a) Redemption at the Company's Election. At any time during the period beginning on the applicable Issuance Date and ending on and including the date which is 182 days after such Issuance Date, the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Preferred Shares issued on such Issuance Date be redeemed ("Redemption at Company's Election"), for consideration per Preferred Share equal to 110% of the Liquidation Preference for such Preferred Share (the "Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied as of the Company's Election Redemption Date (as defined below). The Company may exercise its right to Redemption at Company's Election only by providing each holder of Preferred Shares issued on such Issuance Date written notice ("Notice of Redemption at Company's Election") at least 10 but not more than 30 days prior to the date of consummation of such redemption ("Company's Election Redemption Date"). If the Company elects to require redemption of some, but not all, of the Preferred Shares issued on such Issuance Date then outstanding, the Company shall require redemption of the pro rata amount from each holder of such Preferred Shares based on the number of Preferred Shares purchased by such holder on such Issuance Date relative to the total number of Preferred Shares purchased on such Issuance Date (such amount with respect to each holder being referred to herein as its "Pro Rata Redemption Amount"). The Company's Notice of Redemption at Company's Election shall indicate (x) the aggregate number of Preferred Shares the Company has elected to redeem from all holders of Preferred Shares, (y) the date selected by the Company for the Company's Election Redemption Date, and (z) each holder's Pro Rata Redemption Amount of the Preferred Shares selected for redemption. If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 6(a), including the Conditions to Redemption at Company's Election, have been satisfied, then each holder's Pro Rata Redemption Amount of the Preferred Shares selected for redemption which remain outstanding on the Company's Election Redemption Date shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each such holder of Preferred Shares of the Company's Election Redemption Price. If required by
Section 2(d)(viii), all such holders of the Preferred Shares being redeemed shall thereupon and within two (2) Business Days after the Company's Election Redemption Date, or such earlier date as the Company and each such holder of Preferred Shares mutually agree, surrender all Preferred Shares being redeemed on such date to the Company. If the Company fails to pay the full Company's Election Redemption Price on the Company's Election Redemption Date with respect to a Preferred Share selected for redemption, then the Redemption at Company's Election shall be null and void with respect to such Preferred Share and the Holder shall be entitled to all the rights of a holder of outstanding Preferred Shares. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the applicable Issuance Date and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the holders of the Preferred Shares on a timely basis as set forth in Section 2(d)(ii); (ii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date the Registration Statement shall be effective and available for the sale of at least all of the Registrable Securities (as defined in the Registration Rights Agreement); (iii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading (excluding suspensions of not more than one day resulting from business announcements by the Company); (iv) during the period beginning on and including the Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred a Triggering Event or a Liquidity Default or an event that with the passage of time and without being cured would constitute a Triggering Event or a Liquidity Default; (v) during the period beginning on the applicable Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred the consummation of a Change of Control or the public announcement of a pending, proposed or intended Change of Control;
(vi) the Company otherwise shall have been in compliance in all material respects with this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement and shall not have breached in any material respect any provision of this Certificate of Designations, the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement; (vii) the Company's Election Redemption Date is not later than the date which is 182 days after the applicable Issuance Date; and (xiii) if the Company's Election Redemption Date occurs after the Stockholder Meeting Deadline, then the Company shall have received the Stockholder Approval. Notwithstanding the above, but subject to Section 5, any holder of Preferred Shares may convert any Preferred Shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2 on or prior to the date immediately preceding the Company's Election Redemption Date. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 6(a), then the Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding.

                      (b) Redemption at the Company's Election Upon a Qualified Offering. At any time during the period beginning on the Initial Issuance Date and ending on and including the date which is 180 days after the Initial Issuance Date, the Company shall have the right, in its sole discretion, to require that all of the Preferred Shares outstanding on the Company's Offering Redemption Date (as defined below) be redeemed ("Company's Offering Redemption") concurrent with the closing of a Qualified Offering (as defined below); provided that the Conditions to a Company's Offering Redemption (as set forth below) are satisfied as of the Company's Offering Redemption Date (as defined below). The redemption price per Preferred Share upon a Company's Offering Redemption shall be equal to the Company's Offering Redemption Price (as defined below). The Company shall exercise its right to Company's Offering Redemption by providing each holder of Preferred Shares written notice ("Notice of Company's Offering Redemption") at least 20 days prior to the Company's Offering Redemption Date but not prior to the filing with the SEC of the registration statement for the Qualified Offering. The Notice of Company's Offering Redemption shall indicate the anticipated Company's Redemption Date and the name of the managing underwriters of the proposed Qualified Offering. The date of the consummation of the Company's Offering Redemption (the "Company's Offering Redemption Date") shall be the date of the closing of the Qualified Offering. If the Company has exercised its right of Company's Offering Redemption and the conditions to such Company's Offering Redemption have been satisfied, then all Preferred Shares outstanding at the time of the consummation of the Qualified Offering shall be redeemed as of the Company's Offering Redemption Date by payment by the Company to each holder of Preferred Shares then outstanding of the Company's Offering Redemption Price concurrent with the closing of the Qualified Offering. All holders of Preferred Shares shall thereupon and within two (2) Business Days after the Company's Offering Redemption Date, or such earlier date as the Company and each holder of Preferred Shares mutually agree, surrender all outstanding Preferred Stock Certificates, duly endorsed for cancellation, to the Company. If the Company fails to pay the full Company's Offering Redemption Price with respect to any Preferred Shares concurrently with the closing of the Qualified Offering, then the Company's Offering Redemption shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "Conditions to Company's Offering Redemption" means the following conditions: (i) on each day during the period beginning 30 days prior to the date of the Company's Notice of Company's Offering Redemption and ending on and including the Company's Offering Redemption Date, the Common Stock is designated for quotation on the Nasdaq National Market or The New York Stock Exchange, Inc. and is not suspended from trading; (ii) during the period beginning on the Initial Issuance Date and ending on and including the Company's Offering Redemption Date, there shall not have occurred a Triggering Event or a Liquidity Default or an event that with the passage of time and without being cured would constitute a Triggering Event or a Liquidity Default; (iii) during the period beginning on the Initial Issuance Date and ending on and including the Company's Offering Redemption Date, there shall not have occurred the consummation of a Change of Control or the public announcement of a pending, proposed or intended Change of Control; and (iv) the Company has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. For purposes of this Section 9, "Qualified Offering" means a firm commitment, underwritten public offering , or "Rule 144A" offering, of Common Stock by the Company which
(a) is an offering which generates aggregate gross proceeds to the Company (as reflected in the preliminary prospectus and the final prospectus for such offering) of at least $25,000,000 and (b) is completed at a price per share to the public of at least $20.00 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions) as reflected in the preliminary prospectus or other offering document and the final prospectus or offering document for such Qualified Offering. For purposes of this Section 9, "Company's Offering Redemption Price" means the greater of (a) the product of
(i) the Liquidation Preference, multiplied by (ii) 1.20, (b) the product of (i) the Conversion Rate in effect on the date immediately preceding the Company's Offering Redemption Date and (ii) the Closing Bid Price of the Common Stock on the trading day immediately preceding the Company's Offering Redemption Date on which the Principal Market is open for trading, and (c) the product of (i) the Conversion Rate in effect on the date immediately preceding the Company's Offering Redemption Date and (ii) the price per share to the public of the Common Stock as reflected in the final prospectus for such Qualified Offering.

                  (7) First Conversion at the Company's Election. On the date which is 30 days after the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC ("First Company's Election Conversion Date"), the Company shall have the right, in its sole discretion, to require that 25% of the Initial Preferred Shares which are convertible into shares of Common Stock covered by such Registration Statement shall have been converted ("First Company's Conversion Election") at the applicable Conversion Price on or prior to the First Company's Election Conversion Date; provided that the Conditions to First Conversion at the Company's Election (as set forth below) are satisfied as of the First Company's Election Conversion Date. The Company shall exercise its right to First Company's Conversion Election by providing each holder of Initial Preferred Shares covered by such Registration Statement written notice ("First Company's Conversion Election Notice") by facsimile and overnight courier at least 10 trading days prior to the First Company's Election Conversion Date. The date on which each of such holders of the Initial Preferred Shares actually receives the First Company's Conversion

Election Notice is referred to herein as the "First Company's Conversion Election Notice Date." The First Company's Conversion Election Notice shall indicate (x) confirmation of the First Company's Election Conversion Date, which date shall be the date which is 30 days after the applicable Registration Statement is declared effective by the SEC, and (z) confirmation of the number of Initial Preferred Shares that each holder is required to have converted on or prior to the First Company's Election Conversion Date, which number shall be 25% of the Initial Preferred Shares such holder purchased on the applicable Issuance Date (each such number of Initial Preferred Shares being referred to as a holder's "First Required Conversion Amount"). Subject to the satisfaction of all the conditions of this Section 7 and except to the extent restricted by Section 5(a), on the First Company's Election Conversion Date each holder of Initial Preferred Shares selected for conversion will be deemed to have submitted a Conversion Notice in accordance with Section 2(d)(i) for a number of Preferred Shares equal to the result of (a) such holder's First Required Conversion Amount, minus (b) the number of such Initial Preferred Shares converted by such holder during the period beginning on the applicable Issuance Date and ending on and including the date immediately preceding the First Company's Election Conversion Date. "Conditions to First Conversion at the Company's Election" means the following conditions: (i) the Initial Registration Statement shall have been declared effective by the SEC on or prior to the Initial Effectiveness Deadline (as defined in the Registration Rights Agreement); (ii) on each day during the period beginning on and including the date the Initial Registration Statement is declared effective by the SEC and ending on and including the First Company's Election Conversion Date, the Registration Statement which includes the Registrable Securities relating to the Initial Preferred Shares selected for conversion shall be effective and available for the sale of no less than all the Registrable Securities required to be included in such Registration Statement;
(iii) on each day during the period beginning on the Initial Issuance Date and ending on and including the First Company's Election Conversion Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges (other than suspensions of not more than one day and occurring prior to the First Company's Conversion Election Notice Date due to business announcements by the Company) have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iv) during the period beginning on the Initial Issuance Date and ending on and including the First Company's Election Conversion Date, there shall not have occurred (A) an event constituting a Change of Control or a Triggering Event or a Liquidity Default, (B) an event that with the passage of time and without being cured would constitute a Triggering Event a Liquidity Default, or (C) the public announcement of a pending, proposed or intended Change of Control; (v) each holder of Initial Preferred Shares selected for conversion shall have received the First Company's Election Conversion Notice at least 10 trading days prior to the First Company's Election Conversion Date; (vi) during the period beginning on the Initial Issuance Date and ending on and including the First Company's Election Conversion Date, the Company shall have delivered shares of Common Stock upon conversion of the Preferred Shares and upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(d)(ii) hereof and Sections 2(a) and 2(b) of the Warrants, respectively; (vii) the Company otherwise shall have been in compliance in all material respects with this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement and shall not have breached in any material respect any provision of this Certificate of Designations, the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement; (viii) the Company shall have received the Stockholder Approval on or prior to the Stockholder Meeting Deadline; and (ix) on each day during the period beginning on and including the First Company's Election Conversion Notice Date (which date shall be at least 10 trading days prior to the First Company's Election Conversion Date) and ending on and including the First Company's Election Conversion Date, Closing Bid Price of the Common Stock is greater than 125% of the Closing Price for such Preferred Share (appropriately adjusted for stock splits, stock dividends, stock combinations and other similar events).

                  (8) Second Conversion at the Company's Election. On the date which is 90 days after the Initial Registration Statement has been declared effective by the SEC ("Second Company's Election Conversion Date"), the Company shall have the right, in its sole discretion, to require that 25% (or in the event that the Company previously delivered a First Company's Election Conversion Notice and all of the Conditions to First Conversion at Company's Election were satisfied as of the First Company's Election Conversion Date, then 50%) of the Initial Preferred Shares which are convertible into shares of Common Stock covered by such Registration Statement shall have been converted ("Second Company's Conversion Election") at the applicable Conversion Price on or prior to the Second Company's Election Conversion Date; provided that the Conditions to Second Conversion at the Company's Election (as set forth below) are satisfied as of the Second Company's Election Conversion Date. The Company shall exercise its right to Second Company's Conversion Election by providing each holder of Initial Preferred Shares covered by such Registration Statement written notice ("Second Company's Conversion Election Notice") by facsimile and overnight courier at least 10 trading days prior to the Second Company's Election Conversion Date. The date on which each of such holders of the Initial Preferred Shares actually receives the Second Company's Conversion Election Notice is referred to herein as the "Second Company's Conversion Election Notice Date." The Second Company's Conversion Election Notice shall indicate (x) confirmation of the Second Company's Election Conversion Date, which date shall be the date which is 90 days after the applicable Registration Statement is declared effective by the SEC, and (z) confirmation the number of Initial Preferred Shares that each holder is required to have converted on or prior to the Second Company's Election Conversion Date, which number shall be 25% (or in the event that the Company previously delivered a First Company's Election Conversion Notice and all of the Conditions to First Conversion at Company's Election were satisfied as of the First Company's Election Conversion Date, then 50%) of the Initial Preferred Shares such holder purchased on the applicable Issuance Date (each such number of Initial Preferred Shares being referred to as a holder's "Second Required Conversion Amount"). Subject to the satisfaction of all the conditions of this Section 8 and except to the extent restricted by
Section 5(a), on the Second Company's Election Conversion Date each holder of Initial Preferred Shares selected for conversion will be deemed to have submitted a Conversion Notice in accordance with Section 2(d)(i) for a number of Initial Preferred Shares equal to the result of (a) such holder's Second Required Conversion Amount, minus (b) the number of such Initial Preferred Shares converted by such holder during the period beginning on the applicable Issuance Date and ending on and including the date immediately preceding the Second Company's Election Conversion Date. "Conditions to Second Conversion at the Company's Election" means the following conditions: (i) the Initial Registration Statement shall have been declared effective by the SEC on or prior to the Initial Effectiveness Deadline (as defined in the Registration Rights Agreement); (ii) on each day during the period beginning on and including the date the Registration Statement is declared effective by the SEC and ending on and including the Second Company's Election Conversion Date, the Initial Registration Statement which includes the Registrable Securities relating to the Initial Preferred Shares selected for conversion shall be effective and available for the sale of no less than all the Registrable Securities required to be included in such Registration Statement; (iii) on each day during the period beginning on the Initial Issuance Date and ending on and including the Second Company's Election Conversion Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges (other than suspensions of not more than one day and occurring prior to the Second Company's Conversion Election Notice Date due to business announcements by the Company) have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iv) during the period beginning on the Initial Issuance Date and ending on and including the Second Company's Election Conversion Date, there shall not have occurred (A) an event constituting a Change of Control or a Triggering Event or a Liquidity Default, (B) an event that with the passage of time and without being cured would constitute a Triggering Event a Liquidity Default, or (C) the public announcement of a pending, proposed or intended Change of Control; (v) each holder of Initial Preferred Shares selected for conversion shall have received the Second Company's Election Conversion Notice at least 10 trading days prior to the Second Company's Election Conversion Date; (vi) during the period beginning on the Initial Issuance Date and ending on and including the Second Company's Election Conversion Date, the Company shall have delivered shares of Common Stock upon conversion of the Preferred Shares and upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(d)(ii) hereof and Sections 2(a) and 2(b) of the Warrants, respectively; (vii) the Company otherwise shall have been in compliance in all material respects with this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement and shall not have breached in any material respect any provision of this Certificate of Designations, the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement; (viii) the Company shall have received the Stockholder Approval on or prior to the Stockholder Meeting Deadline; and (ix) on each day during the period beginning on and including the Second Company's Election Conversion Notice Date (which date shall be at least 10 trading days prior to the Second Company's Election Conversion Date) and ending on and including the Second Company's Election Conversion Date, Closing Bid Price of the Common Stock is greater than 150% of the Closing Price for such Preferred Share (appropriately adjusted for stock splits, stock dividends, stock combinations and other similar events).

                  (9) Reservation of Shares.

                      (a) Reservation. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

                      (b) Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the authorization of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

                  (10) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

                  (11) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (a) the Stated Value and (b) the Additional Amount for such Preferred Share (such sum being referred to as the "Liquidation Preference"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. In addition to the receipt of the Liquidation Preference, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive Liquidation Funds distributed to holders of Common Stock, after the Liquidation Preference has been paid, to the same extent as if such holders of Preferred Shares had converted the

Preferred Shares into Common Stock (without regard to any limitations on conversions herein or elsewhere) and had held such shares of Common Stock on the record date for such distribution of the remaining Liquidation Funds. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.


                  (12) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Delaware Secretary of State or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                  (13) Participation. Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                  (14) Restriction on Redemption and Cash Dividends. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock (other than the Preferred Shares) Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

                  (15) Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or
(b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

                  (16) Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (b) the issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement. So long as the Nortel Networks Credit Agreement is in force, the Company and the requisite holders of the Preferred Shares shall not be entitled to amend or modify this Certificate of Designations unless either (i) the Designated Senior Debt Representative consents in writing to such amendment or modification, or (ii) such amendment or modification is not substantive or material and is not adverse to the rights of the lenders under the Nortel Networks Credit Facility.

                  (17) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

                  (18) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  (19) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

                  (20) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  (21) Notice. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by David Paolo, its President, as of the 23rd day of February, 2000.

                                                      LOG ON AMERICA, INC.

                                                      By: /s/ David Paolo
                                                         -----------------------
                                                      Name: David Paolo
                                                      Its:  President

                                    EXHIBIT I

                              LOG ON AMERICA, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Log On America, Inc. for its Series A Convertible Preferred Stock (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of Log On America, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

         Date of Conversion:
                                    --------------------------------------------
         Number of Preferred Shares to be converted:
                                                      -------
         Stock certificate no(s). of Preferred Shares to be converted:
                                                                       ---------
Please confirm the following information:

         Conversion Price:
                                    --------------------------------------------
         Number of shares of Common Stock to be issued:

                                                         -----------------------

         Is the alternative Floating Conversion Price being relied on pursuant to Section 2(f)(iii) of the Certificate of Designations? (check one) YES ____ No ____

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:
                                    --------------------------------------------

         Facsimile Number:
                                    --------------------------------------------
         Authorization:
                                    --------------------------------------------
                                    By:
                                        ----------------------------------------
                                    Title:
                                          --------------------------------------
         Dated:
                                    --------------------------------------------

         Account Number (if electronic book entry transfer):
                                                             -------------------
         Transaction Code Number (if electronic book entry transfer):
                                                                     -----------

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, 2000 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                                     LOG ON AMERICA, INC.

                                                     By:
                                                            --------------------
                                                     Title:
                                                            --------------------